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                        EXHIBIT 23.2   CONSENT OF KPMG LLP




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                         CONSENT OF INDEPENDENT AUDITORS


The Board of Directors
American Financial Holdings, Inc.:


We consent to incorporation by reference in the Registration Statement on Form S-8 of American Financial Holdings, Inc., relating to the American Bank of Connecticut 1984 Incentive Stock Option Plan, the American Bank of Connecticut 1993 Incentive Stock Option Plan, the American Bank of Connecticut 1998 Incentive Stock Option Plan and the American Bank of Connecticut Directors Stock Option Plan, of our report dated January 29, 2001 on the consolidated balance sheets of American Financial Holdings, Inc. and subsidiaries as of December 31, 2000 and 1999, and the related consolidated statements of income, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 2000, which report appears in the December 31, 2000 Annual Report on Form 10-K of American Financial Holdings, Inc.


/s/ KPMG LLP

Hartford, Connecticut
January 23, 2002